Exhibit 99

NEWS RELEASE

HELMERICH & PAYNE, INC. / 1437 SOUTH BOULDER AVENUE / TULSA, OKLAHOMA

January 31, 2013

HELMERICH & PAYNE, INC. ANNOUNCES RECORD FIRST QUARTER RESULTS

Helmerich & Payne, Inc. (NYSE:HP) reported record income from continuing operations of $159,611,000 ($1.48 per diluted share) from operating revenues of $844,572,000 for the first quarter of fiscal 2013, compared to income from continuing operations of $144,297,000 ($1.32 per diluted share) from operating revenues of $732,588,000 during the first fiscal quarter of 2012, and income from continuing operations of $149,606,000 ($1.39 per diluted share) from operating revenues of $829,447,000 during the fourth fiscal quarter of 2012.  Included in income from continuing operations for the first fiscal quarters of 2013 and 2012, and for the fourth fiscal quarter of 2012, is income (after-tax) related to the sale of used drilling assets and investment securities of $0.08, $0.03 and $0.03 per diluted share, respectively.  Net income for the first quarter of fiscal 2013 was also reported at a record level of $159,603,000 ($1.48 per diluted share), compared to net income of $144,286,000 ($1.32 per diluted share) during the first fiscal quarter of 2012, and net income of $157,115,000 ($1.46 per diluted share) during the fourth fiscal quarter of 2012.

Segment operating income for U.S. land operations was $234,388,000 for the first fiscal quarter of 2013, compared with $224,706,000 for last year’s first fiscal quarter and $236,619,000 for last year’s fourth fiscal quarter.  As compared to the prior year’s fourth fiscal quarter, the number of revenue days for the segment sequentially decreased by 208 to 21,743. The average rig revenue per day decreased by $285 to $28,040 during the first fiscal quarter of 2013, but the decline was mostly attributable to lower revenue from early termination fees during the first fiscal quarter. Also as compared to the prior year’s fourth fiscal quarter, average rig expense per day for the segment increased by $14 to $12,634 during the first fiscal quarter, resulting in a $299 average rig margin per day decline to $15,406. The rig revenue and margin per day averages included $37 per day of early termination fees during the first fiscal quarter of 2013 as compared to $283 per day during the previous quarter.   Rig utilization for the Company’s U.S. land segment was 82% for this year’s first fiscal quarter, compared with 91% for last year’s first fiscal quarter and 85% for last year’s fourth fiscal quarter.  At December 31, 2012, the Company’s U.S. land segment had 239 contracted rigs (including 161 under term contracts) and 54 idle rigs.

The Company also announced today that it has entered into agreements to build and operate three additional FlexRigs®* in the U.S. with two exploration and production companies.   The three rigs will be built under multi-year term contracts and are expected to generate attractive economic returns for the Company.  Including the new builds announced today, five contracted FlexRigs remain to be delivered.  Once these rigs are delivered, the Company’s global fleet is expected to include 299 FlexRigs.

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News Release

January 31, 2013

Chairman and CEO Hans Helmerich commented, “We are pleased that the Company remains on a record-breaking pace with the results from our most recent quarter.  Going forward, E&P spending plans appear poised for increases as our customers remain focused on innovative technology and productivity improvements that are transforming the energy sector in this country.  Our competitive advantages are well aligned with this ongoing industry transformation and should allow us to continue to expand our market share while sustaining premium dayrates and margins.”

Segment operating income for the Company’s offshore operations was $15,006,000 for the first fiscal quarter of 2013, compared with $12,204,000 for last year’s first fiscal quarter and $12,033,000 for last year’s fourth fiscal quarter.  The sequential increase in operating income was attributable to a higher number of revenue days along with higher average rig margin per day during the first fiscal quarter of 2013.  Rig utilization in the segment was reported at 89% for the first fiscal quarter of 2013, as compared to 84% for the immediately preceding quarter.

The Company’s international land operations reported segment operating income of $9,111,000 for this year’s first fiscal quarter, compared with $7,939,000 for last year’s first fiscal quarter and $7,126,000 for the fourth fiscal quarter of 2012.  The increase in segment operating income as compared to last year’s fourth fiscal quarter was mostly attributable to a 12% increase in revenue days.  The average rig margin per day for the first fiscal quarter of 2013 increased sequentially to $8,400, from $8,210 per day during the fourth quarter of fiscal 2012.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of January 31, 2013, the Company’s existing fleet included 296 land rigs in the U.S., 29 international land rigs and nine offshore platform rigs. In addition, the Company has commitments to deliver another five new H&P-designed and operated FlexRigs under long-term contracts with customers. Upon completion of these commitments, the Company’s global fleet is expected to have a total of 330 land rigs, including 299 FlexRigs.

Helmerich & Payne, Inc.’s conference call/webcast is scheduled to begin this morning at 11:00 a.m. ET (10:00 a.m. CT) and can be accessed at http://www.hpinc.com under Investors.  If you are unable to participate during the live webcast, the call will be archived on H&P’s website indicated above.

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Results of Operations and Financial Condition” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no

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January 31, 2013

duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Investor Relations

investor.relations@hpinc.com

(918) 588-5207

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January 31, 2013

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended
CONSOLIDATED STATEMENTS OF	September 30	December 31
INCOME	2012	2012	2011

Operating Revenues:
Drilling — U.S. Land	$695,106	$696,030	$617,779
Drilling — Offshore	53,256	57,718	50,792
Drilling — International Land	77,722	87,267	60,735
Other	3,363	3,557	3,282
	829,447	844,572	732,588

Operating costs and expenses:
Operating costs, excluding depreciation	447,335	466,871	391,032
Depreciation	115,145	106,599	86,288
General and administrative	27,763	32,421	26,163
Research and development	4,682	3,353	3,249
Income from asset sales	(4,858)	(5,219)	(4,683)
	590,067	604,025	502,049

Operating income	239,380	240,547	230,539

Other income (expense):
Interest and dividend income	359	426	336
Interest expense	(1,360)	(1,308)	(2,461)
Gain on sale of investment securities	—	8,752	—
Other	(34)	(2,084)	21
	(1,035)	5,786	(2,104)

Income from continuing operations before income taxes	238,345	246,333	228,435
Income tax provision	88,739	86,722	84,138
Income from continuing operations	149,606	159,611	144,297

Income (loss) from discontinued operations before income taxes	7,509	(8)	(11)
Income tax provision	—	—	—
Income (loss) from discontinued operations	7,509	(8)	(11)

NET INCOME	$157,115	$159,603	$144,286

Basic earnings per common share:
Income from continuing operations	$1.41	$1.50	$1.34
Income from discontinued operations	$.07	$—	$—

Net income	$1.48	$1.50	$1.34

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January 31, 2013

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended
CONSOLIDATED STATEMENTS OF	September 30	December 31
INCOME	2012	2012	2011

Diluted earnings per common share:
Income from continuing operations	$1.39	$1.48	$1.32
Income from discontinued operations	$.07	$—	$—

Net income	$1.46	$1.48	$1.32

Weighted average shares outstanding:
Basic	105,695	105,867	107,186
Diluted	107,086	107,412	108,788

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January 31, 2013

HELMERICH & PAYNE, INC.

Unaudited

 (in thousands)

CONSOLIDATED CONDENSED BALANCE SHEETS	December 31 2012	September 30 2012

ASSETS
Cash and cash equivalents	$241,146	$96,095
Other current assets	730,498	791,514
Current assets of discontinued operations	7,788	7,619
Total current assets	979,432	895,228
Investments	441,794	451,144
Net property, plant, and equipment	4,491,051	4,351,571
Other assets	22,011	23,142
TOTAL ASSETS	$5,934,288	$5,721,085

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$422,028	$376,035
Current liabilities of discontinued operations	5,205	5,129
Total current liabilities	427,233	381,164
Non-current liabilities	1,319,077	1,307,433
Non-current liabilities of discontinued operations	2,583	2,490
Long-term notes payable	195,000	195,000
Total shareholders’ equity	3,990,395	3,834,998

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,934,288	$5,721,085

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January 31, 2013

HELMERICH & PAYNE, INC.

Unaudited

 (in thousands)

	Three Months Ended
	December 31
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2012	2011

OPERATING ACTIVITIES:
Net income	$159,603	$144,286
Adjustment for loss from discontinued operations	8	11
Income from continuing operations	159,611	144,297
Depreciation	106,599	86,288
Changes in assets and liabilities	83,660	6,823
Gain on sale of assets and investment securities	(13,971)	(4,683)
Other	6,031	3,924
Net cash provided by operating activities from continuing operations	341,930	236,649
Net cash used in operating activities from discontinued operations	(8)	(11)
Net cash provided by operating activities	341,922	236,638

INVESTING ACTIVITIES:
Capital expenditures	(219,444)	(256,943)
Proceeds from sale of assets and investment securities	25,516	10,155
Net cash used in investing activities	(193,928)	(246,788)

FINANCING ACTIVITIES:
Dividends paid	(7,432)	(7,522)
Exercise of stock options	473	373
Tax withholdings related to net share settlements of restricted stock	(1,677)	(1,514)
Excess tax benefit from stock-based compensation	5,693	2,426
Net cash used in financing activities	(2,943)	(6,237)

Net increase (decrease) in cash and cash equivalents	145,051	(16,387)
Cash and cash equivalents, beginning of period	96,095	364,246
Cash and cash equivalents, end of period	$241,146	$347,859

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January 31, 2013

SEGMENT REPORTING

	Three Months Ended
	September 30	December 31
	2012	2012	2011
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$695,106	$696,030	$617,779
Direct operating expenses	350,364	361,068	312,306
General and administrative expense	8,078	9,321	7,298
Depreciation	100,045	91,253	73,469
Segment operating income	$236,619	$234,388	$224,706

Revenue days	21,951	21,743	20,968
Average rig revenue per day	$28,325	$28,040	$26,861
Average rig expense per day	$12,620	$12,634	$12,292
Average rig margin per day	$15,705	$15,406	$14,569
Rig utilization	85%	82%	91%

OFFSHORE OPERATIONS
Revenues	$53,256	$57,718	$50,792
Direct operating expenses	35,824	37,207	33,201
General and administrative expense	1,974	2,235	1,732
Depreciation	3,425	3,270	3,655
Segment operating income	$12,033	$15,006	$12,204

Revenue days	695	736	697
Average rig revenue per day	$62,018	$61,936	$53,644
Average rig expense per day	$38,688	$36,154	$31,473
Average rig margin per day	$23,330	$25,782	$22,171
Rig utilization	84%	89%	84%

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January 31, 2013

SEGMENT REPORTING

	Three Months Ended
	September 30	December 31
	2012	2012	2011
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$77,722	$87,267	$60,735
Direct operating expenses	61,346	68,639	45,164
General and administrative expense	806	1,039	778
Depreciation	8,444	8,478	6,854
Segment operating income	$7,126	$9,111	$7,939

Revenue days	2,001	2,237	1,729
Average rig revenue per day	$35,732	$35,511	$31,072
Average rig expense per day	$27,522	$27,111	$22,057
Average rig margin per day	$8,210	$8,400	$9,015
Rig utilization	79%	85%	78%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$73,346	$86,359	$54,562
Offshore Operations	$4,731	$6,259	$5,798
International Land Operations	$6,221	$7,828	$7,012

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January 31, 2013

Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income per the information above to income from continuing operations before income taxes as reported on the Consolidated Statements of Income (in thousands).

	Three Months Ended
	September 30	December 31
	2012	2012	2011
Operating income
U.S. Land	$236,619	$234,388	$224,706
Offshore	12,033	15,006	12,204
International Land	7,126	9,111	7,939
Other	(3,042)	(1,635)	(1,788)
Segment operating income	$252,736	$256,870	$243,061
Corporate general and administrative	(16,905)	(19,826)	(16,355)
Other depreciation	(2,510)	(2,934)	(1,556)
Inter-segment elimination	1,201	1,218	706
Income from asset sales	4,858	5,219	4,683
Operating income	$239,380	$240,547	$230,539

Other income (expense):
Interest and dividend income	359	426	336
Interest expense	(1,360)	(1,308)	(2,461)
Gain on sale of investment securities	—	8,752	—
Other	(34)	(2,084)	21
Total other income (expense)	(1,035)	5,786	(2,104)

Income from continuing operations before income taxes	$238,345	$246,333	$228,435

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